                                                                   EXHIBIT 10.13

                        VISA U.S.A. - VISA SMART LOYALTY
                        TECHNICAL WORK GROUP AGREEMENT

This Agreement is entered into this 26th day of August, 1999, by and between Visa International Service Association, a Delaware corporation, Visa U.S.A., a Delaware corporation (together, "Visa") and Chip Application Technologies, Inc., an Australian corporation (the "Work Group Participant").

A. Visa desires to develop certain documentation relating to the integration of Visa Payment and Loyalty (Documentation). The scope of this documentation may be modified based on input from the Work Group Participant and may include some or all of the following components that address the acceptance, interaction and performance of payment and loyalty; guidelines, best practices, transaction flows and interaction between loyalty and payment application. Specific Visa initiatives that may be reviewed and/or addressed by the Work Group include:
Integrated Payment/Loyalty flows, Point of Sale (POS) Performance, Multi-Application Personalization, Terminal Application Architecture, EMV/VIS Modifications, Multi-Application Card Management, Payment/Loyalty
Card/Terminal Testing, and Consumer Interface Considerations. Other initiatives, proposed by Visa or Work Group Participants, will also be considered and prioritized by the Work Group.

B. Visa desires to benefit from the industry's experience and efforts regarding chip cards and loyalty. Visa desires that the Work Group Participant benefit from Visa's experience and efforts regarding chip cards and payment. Visa desires to create a group of selected participants (the "Work Group") to share advice, comments, insights, suggestions and work assignments regarding the development and evolution of the Documentation and the resolution of agreed upon related technology and industry issues, all in accordance with applicable laws, rules and regulations, including those relating to antitrust and export, Work Group Participant and all others agreeing to participate in the Work Group, including Visa, are referred to collectively as "Participants."

C. Visa and the Work Group Participants will benefit from their participation in the Work Group by having a forum in which to provide input and comment on the Documentation, help to shape its content, address issues that currently retard the acceptance of smart cards and obtain recognition for their involvement in helping to resolve key market issues.

D. All Participants will sign an agreement similar in form and content to this Agreement, granting the same rights and licenses as described herein, and thus enabling them to participate in the Work Group.

In consideration of the foregoing, Visa and the Work Group Participant agree as follows:

1.   VISA AND WORK GROUP PARTICIPANT RESOURCE COMMITMENTS

Work Group Participant, at their choice, shall provide a minimum of 11 representative and a maximum of 2 representatives to the Work Group to participate as described in the SOW (as defined below).

Visa will supply a minimum of 1 representative and utilize additional Visa resources as Visa deems necessary.

Assigned Work Group Participant representatives will each be available to work on Work Group assignments and attend meetings at least two, 8 hour, work days a month and no more than five, 8 hour, work days a month. (This time would not include time spent by other individuals in the Work Group Participant's organization who might be consulted by the representative during the execution of Work Group tasks). Meetings will be held approximately once a month and will be scheduled on not less than thirty (30) days written notice. Meetings will be held at a location reasonably convenient to all Participants.

2.   WORK GROUP MEETINGS

During the Term of this Agreement, Visa intends to hold Work Group meetings. In some cases, all Participants will be invited to join a Work Group meeting, and in other cases, Visa may establish a subset of Participants to comment on specific aspects of the Documentation or the resolution of agreed upon related technology and industry issues. Meetings will be called by Visa from time to time to provide Visa with industry feedback regarding the Documentation and related payment and loyalty technologies and issues. Meetings may be held in person, via telephone, or via video conference.

Visa U.S.A. will host a Work Group kick-off meeting. At this meeting Work Group protocol, roles and expectations will be communicated, initiatives proposed and presented by Visa, additional initiatives/suggestions proposed by Work Group Participants, and priorities established.

3.   CONTROL OVER SPECS

Visa shall retain sole discretion as to the content of the Documentation, including whether to incorporate any comments, technology or suggestions by the Participants into the Documentation.

4.   CONFIDENTIALITY

Confidential information disclosed by Visa or Work Group Participants, both verbal and written, during Work Group meetings will be disclosed and treated in accordance with the terms and conditions of the Confidentiality Agreement executed between Visa and Work Group Participant as of September 28, 1998 (CDA).

Prior to publication, all pre-published Work Group materials and the state of such Work Group materials must be protected in accordance with the terms of the CDA. However, upon publication of materials, by or on behalf of the Work Group, Work Group Participant may openly disclose information contained in the published materials.

The CDA shall survive the termination of this Agreement.

5.   INTELLECTUAL PROPERTY LICENSE

The specific responsibilities of Work Group Participant and Visa will be those specified in the statement of work attached hereto ("SOW"). Work Group Participant will not perform any activities unless specifically described in the SOW.

"Materials" shall mean literary works or other works of authorship, which are created by Visa or any other Participant under the SOW, such as programs, program listings, programming tools, documentation, reports, and drawings.

"Inventions" shall mean any idea, concept, know-how, or technique that Visa or any other Participant first conceives or reduces to practice during the term of this Agreement and while in performance of its responsibilities under the SOW and for which a patent application is filed.

Any Materials created by Work Group Participant or Visa alone, or in combination with other Participants ("Creating Participants"), shall be owned by the Creating Participants ("Licensed Materials") without accounting to each other or the other Participants. The Creating Participants hereby grant Visa an irrevocable, perpetual, non-exclusive, worldwide, paid-up copyright license to reproduce, display, perform, prepare and have prepared derivative works based upon and distribute and sublicense the Licensed Materials and derivative works thereof. Visa hereby grants Work Group Participant an irrevocable, perpetual, non-exclusive, worldwide, paid-up copyright license to reproduce, display, perform, prepare and have prepared derivative works based upon and distribute and sublicense all Materials and derivative works thereof. In addition, Work Group Participant or Visa may also include its own pre-existing or third party material in Licensed Materials, provided that it has sufficient rights and licenses to enable it to grant the copyright license set forth above.

Any Inventions created by Work Group Participant or visa alone, or in combination with other Participants ("Inventing Participants"), shall be owned by the Inventing Participants ("Licensed Inventions") without accounting to each other or the other Participants. The Inventing Participants hereby grant to Visa an irrevocable, perpetual, non-exclusive, worldwide, paid-up patent license, to make, have made, use, lease, sell, offer for sale or otherwise transfer any apparatus and article of manufacture and to practice any method, covered by any Licensed Inventions. Visa hereby grants Work Group Participant an irrevocable, perpetual, non-exclusive, worldwide, paid-up patent license, to make, have made, use, lease, sell, offer for sale or otherwise transfer any apparatus and article of manufacture and to practice any method, covered by any inventions.

Except as explicitly set forth in this Agreement, Work Group Participant does not grant Visa nor any other Participants any rights or licenses to any patents, copyrights, trademarks, trade secrets or other intellectual property rights of Work Group Participant.

6.   WARRANTIES AND LIABILITIES

Except as may be expressly set forth to the contrary herein, neither Visa nor Work Group Participant make any representations or warranties whatsoever regarding the information exchanged under this Agreement, all of which is provided on an "AS-IS", "WHERE-IS" basis, "WITH ALL FAULTS" known and unknown. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BOTH PARTIES HEREBY DISCLAIM ALL WARRANTIES REGARDING THE FOREGOING, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, THE IMPLIED WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF NON-INFRINGEMENT. NEITHER PARTY SHALL BE LIABLE FOR ANY THIRD PARTY CLAIMS, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES, REGARDLESS OF THE THEORY UPON WHICH SUCH DAMAGES ARE SOUGHT, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR DIRECT DAMAGES IN EXCESS OF $25,000.

7.   MISCELLANEOUS

A.   TERM

The term of this Agreement shall commence as of the date it is executed by both parties hereto and shall remain in effect until July 31, 2000.

B.   TERMINATION

Work Group Participant may terminate this Agreement at any time, with or without cause, upon 14 days notice to Visa. Upon any such termination, Work Group Participant shall deliver to Visa a complete copy of any outstanding Work Group assignments performed by that Participant under the SOW, as they exist as of the ate of such termination. The provisions contained in Section 4 of this Agreement shall survive the termination of this Agreement for any reason.

C.   GOVERNING LAW

This Agreement shall be construed and interpreted under the internal laws of the State of California, without giving effect to its principles of conflict of law.

D.   DISPUTES

Any dispute between the parties may be brought before a court of competent jurisdiction. Each party waives its right to a jury trial in any such action. No suit may be brought more than two (2) years after the cause of action arose.

E.   COSTS

All costs associated with the activities of the Work Group will be borne by the incurring party.

F.   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between Visa and the Work Group Participant regarding the subject matter contained herein. NO modification or waiver of this Agreement shall be binding unless it is in writing and signed by both parties. If any provision of this Agreement is invalid, illegal or unenforceable, the parties shall omit it from the Agreement to the extent required. The remaining terms shall remain in full force and effect.

G.   INDEPENDENT PARTIES

The parties of this Agreement each represent their own independent interests; no partnership, employment or other fiduciary relationship is created, contemplated or permitted by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

CHIP APPLICATION TECHNOLOGIES, INC.         VISA U.S.A.
("WORK GROUP PARTICIPANT")                  ("VISA")





   /s/ Justin Wescombe                         /s/ Patrick [ILLEGIBLE]
By ____________________________________     By ________________________________

     Justin Wescombe                             Patrick [ILLEGIBLE]
Name __________________________________     Name ______________________________

      SVP Sales & Marketing                       Vice President
Title _________________________________     Title _____________________________

     26 . VIII . 99                              9/13/99
Date __________________________________     Date ______________________________




                                            VISA INTERNATIONAL SERVICE
                                            ASSOCIATION ("VISA")





                                               /s/ Bernard Morvant
                                            By ________________________________

                                                 Bernard Morvant
                                            Name ______________________________

                                                  Vice President
                                            Title _____________________________

                                                 9/15/99
                                            Date ______________________________